Exhibit 10.1

AMENDMENT NUMBER ONE

TO THE

MARKETAXESS HOLDINGS INC. 2012 INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE JUNE 7, 2016

The MarketAxess Holdings Inc. 2012 Incentive Plan (Amended and Restated Effective June 7, 2016) (the “Plan”) is hereby amended, effective as of April 19, 2017, as follows:

1.	Section 4.4 of the Plan is hereby amended and restated in its entirety to read as follows:

“Minimum Restriction and Vesting Period. Notwithstanding any other provision of the Plan to the contrary, effective as of the Restatement Date, with respect to any Award of Restricted Stock, Performance Shares, Performance Units, or Other Stock-Based Award which by its terms does not require the recipient of the Award to pay a per share exercise price or purchase price equal to the Fair Market Value of the underlying Common Stock at the grant date, including restricted stock units (collectively, “Full-Value Awards”), (i) the Restriction Period with respect to any such Award of Restricted Stock, (ii) the Performance Period with respect to any such Award of Performance Shares, (iii) the Performance Cycle with respect to any such Award of Performance Units and (iv) the vesting period with respect to any such Other Stock-Based Award (including restricted stock units) that is payable in shares of Common Stock granted on or after such date shall be no less than (A) one year, if the lapsing of restrictions or vesting of the Full-Value Award is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the lapsing of restrictions or vesting of the Full-Value Award is based solely on the continued performance of services by the Participant (with the restrictions thereto lapsing or the Full-Value Award commencing vesting on or after the first anniversary of the date of grant (the “First Anniversary Date”) as to (x) one-third (1/3rd) of the Common Stock subject thereto as of the First Anniversary Date, and (y) no more than an additional one-third (1/3rd) of the Common Stock subject thereto as of each anniversary following the First Anniversary Date, measured on a cumulative basis). In addition, notwithstanding any other provision of the Plan to the contrary, effective as of the Restatement Date, with respect to any Appreciation Award (including Stock Options and Stock Appreciation Rights), such Appreciation Award shall commence vesting on or after the First Anniversary Date as to (x) one-third (1/3rd) of the Common Stock subject thereto as of the First Anniversary Date, and (y) no more than an additional one-third (1/3rd) of the Common Stock subject thereto as of each anniversary following the First Anniversary Date, measured on a cumulative basis. Notwithstanding the foregoing, (a) the Committee may (at the time of grant or thereafter) provide for the earlier lapsing of restrictions or the vesting of any Award in the event of a Change of Control, a Participant’s retirement, death or Disability, or a Participant’s Termination by the Company without Cause or by the Participant for Good Reason, and (b) subject to the limitations set forth in Section 4.1(a), Awards may be granted that are not subject to the foregoing limitations with respect to up to five percent (5%) of the total number of Shares reserved for Awards under the Plan.”

2.	Section 4.5 of the Plan is hereby amended and restated in its entirety to read as follows:

“Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan to the contrary, any rights granted hereunder to a Participant under an Award granted on or after the Restatement Date to receive or retain dividends or dividend equivalents with respect to the shares of Common Stock underlying any Full-Value Award or Appreciation Award (including Stock Options and Stock Appreciation Rights) shall be subject to the same vesting and/or forfeiture conditions (performance-based, service-based or otherwise) as are applicable to such Full-Value Award or Appreciation Award (as applicable).”

3.	Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

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I hereby certify that the foregoing Amendment Number One to the MarketAxess Holdings Inc. 2012 Incentive Plan (Amended and Restated Effective June 7, 2016) was duly adopted by the Board of Directors of MarketAxess Holdings Inc. on April 19, 2017.

Executed this 19th day of April, 2017

By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel and Corporate Secretary

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